Exhibit 99.3

Senseonics Announces Commencement of Convertible Notes Offering

GERMANTOWN, MD, July 16, 2019 — Senseonics Holdings, Inc. (“Senseonics” or the “Company”) (NYSE American: SENS), a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today announced the commencement of an offering of $80.0 million aggregate principal amount of 5.25% convertible senior notes due 2025 (the “2025 notes”) and the commencement of a consent solicitation in respect of its outstanding 5.25% convertible senior subordinated notes due 2023 (the “2023 notes”).

Convertible Notes Offering

The 2025 notes will be unsecured, senior obligations of Senseonics. The 2025 notes will be convertible, at the option of the holders, into shares of Senseonics’ common stock. The initial conversion rate and other terms of the notes will be determined at the time of the pricing of the offering. The Company expects to use the net proceeds from the offering of the 2025 notes to repurchase $29.0 million aggregate principal amount of 2023 notes in privately negotiated transactions with certain holders of the 2023 notes that have entered into the consent solicitation support agreement described below at a purchase price equal to the principal amount thereof, plus accrued and unpaid interest thereon, and use the remaining amounts for working capital and general corporate purposes.

The closing of the proposed offering is subject to market and other conditions, including the closing of a concurrent offering of the Company’s common stock with at least a $25.0 million aggregate public offering price and the amendment to the indenture (the “Indenture”) that governs the 2023 notes described below, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The 2025 notes will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Neither the 2025 notes nor the Senseonics common stock issuable upon conversion of the 2025 notes have been or will be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the notes will be made only pursuant to Rule 144A under the Securities Act, including by means of a confidential offering memorandum.

Consent Solicitation

In addition, Senseonics is seeking consents (the “Consent Solicitation”) for a proposed amendment to the Indenture to eliminate a covenant that restricts the incurrence of additional indebtedness by the Company and its subsidiaries, and the elimination of this covenant is a condition to the completion of the offering of the 2025 notes.

In exchange for consents, the Company will pay a consent fee in cash equal to 0.5% of the principal amount of any 2023 notes in respect of which a holder validly consents to the amendment to the Indenture, if the amendment is adopted. The terms and conditions of the Consent Solicitation are fully described in the Consent Solicitation Statement, dated July 16, 2019 (the “Consent Solicitation Statement”), which the Company is delivering to holders of the 2023 notes.

The Consent Solicitation will expire at 5:00 p.m. New York City time on July 31, 2019 (the “Expiration Date”), unless the Company extends the Expiration Date. Subject to the terms and conditions described in the Consent Solicitation Statement, the amendment to the Indenture will become effective following receipt by the Company, even if prior to the Expiration Date, of consents from holders of a majority in aggregate principal amount of the

2023 notes outstanding as of 5:00 p.m. New York City time on July 15, 2019.  The Company has entered into a consent solicitation support agreement with beneficial holders of the 2023 notes (the “supporting holders”) representing approximately 55% of the principal amount of 2023 notes outstanding, pursuant to which, subject to the closing of the concurrent offering of the Company’s common stock with at least a $25.0 million aggregate public offering price, the supporting holders have committed to deliver their respective consents to the amendment within three business days from the commencement of the Consent Solicitation.  Accordingly, if such beneficial holders comply with their obligations under the consent solicitation support agreement, the amendment will be adopted.  Promptly following the receipt of consents, the Company intends to execute a supplemental indenture to the Indenture to effectuate such amendment.

None of the representatives or employees of the Company, any of its subsidiaries or affiliates, or U.S. Bank, National Association, as trustee under the Indenture, or any advisors to the Company, make any recommendations as to whether or not holders of the 2023 notes should issue their consents pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such recommendations.

This press release does not constitute a solicitation of consents of holders of the 2023 notes and shall not be deemed a solicitation of consents with respect to any other securities of the Company. The Consent Solicitation will be made solely by the Consent Solicitation Statement and the accompanying consent form. All statements herein regarding the terms of the Consent Solicitation and the proposed amendment to the Indenture are qualified in their entirety by reference to the text of the Consent Solicitation Statement and the accompanying consent form. The completion of the Consent Solicitation and the execution of any amendment to the Indenture are subject to a number of conditions. No assurance can be given that any such Consent Solicitation can or will be completed or that the amendment to the Indenture will be executed.

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of transformational glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics’ CGM systems, Eversense® and Eversense® XL, include a small sensor inserted completely under the skin that communicates with a smart transmitter worn over the sensor. The glucose data are automatically sent every 5 minutes to a mobile app on the user’s smartphone.

Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for Senseonics, including statements about the terms of the offering of the 2025 notes, the Consent Solicitation and Senseonics’ intentions regarding the use of proceeds from the offering of the 2025 notes, and other statements containing the words “believe,” “expect,” “intend,” “may,” “projects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the offering of the 2025 notes on the anticipated terms or at all, uncertainties inherent in the expanded commercial launch of Eversense and such other factors as are set forth in the risk factors detailed in Senseonics’ Annual Report on Form 10-K for the year ended December 31, 2018, and Senseonics’ other filings with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this press release represent Senseonics’ views as of the date hereof. Senseonics anticipates that subsequent events and developments will cause Senseonics’ views to change. However, while Senseonics may elect to update these forward-looking statements at some point in the future, Senseonics specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing Senseonics’ views as of any date subsequent to the date hereof.

INVESTOR CONTACT

Lynn Lewis or Philip Taylor
Investor Relations

415-937-5406
investors@senseonics.com